UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 27, 2022
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBNK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition
On July 27, 2022, Origin Bancorp, Inc. (the "Company" or the "Registrant") issued a press release announcing its second quarter 2022 results of operations. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.
On Thursday, July 28, 2022, at 8:00 a.m. Central Time, the Company will host an investor conference call and webcast to review its second quarter 2022 financial results. The webcast will include presentation materials, which consist of information regarding the Company's results of operations and financial performance. The presentation materials will be posted on the Company's website on July 27, 2022. The presentation materials are attached hereto as Exhibit 99.2, which is incorporated herein by reference.
As provided in General Instructions B.2 to Form 8-K, the information furnished in Item 2.02, Exhibit 99.1 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Stephen Brolly as Chief Accounting Officer
On July 27, 2022, the Company announced that effective August 8, 2022, Mr. Stephen H. Brolly would be transitioning from his current role as Chief Financial Officer of the Company and the Company’s wholly-owned subsidiary, Origin Bank, to the role of Chief Accounting Officer, responsible for the accounting and financial reporting areas of the organization.
In connection with Mr. Brolly’s new role, the Company and Mr. Brolly entered into an Employment Agreement with the Company, effective August 8, 2022. The Employment Agreement includes a three-year initial term and automatically renews for successive one-year terms unless notice is given at least 60 days prior to the end of a term. Under the Employment Agreement, Mr. Brolly is entitled to a base salary of not less than $475,000 and an annual bonus the criteria of which is determined by the Board. Mr. Brolly is also eligible to participate in the Company’s employee benefit plans in a comparable manner as other executives, to use a Company-owned vehicle and to receive reimbursement or payment of professional development dues, professional organization membership costs, country club membership dues, and business-related travel expenses. Under the terms of the Employment Agreement, Mr. Brolly is subject to indefinite obligations of confidentiality and non-disparagement, and is prohibited, subject to certain geographic limitations, from soliciting customers or employees of the Company for two years after termination of employment.
Upon termination of employment for any reason other than Cause (as defined in the Employment Agreement), Mr. Brolly will be paid a prorated bonus based on his actual performance for the year. If Mr. Brolly’s employment is terminated by the Company without Cause or by Mr. Brolly for Good Reason, and such termination does not occur within a Change in Control Protection Period (as defined in the Employment Agreement), then, subject to Mr. Brolly’s entry into a valid release of claims in favor of the Company, Mr. Brolly will be entitled to receive two times the sum of (i) his then-current base salary and (ii) the average bonus he received in the three calendar years immediately preceding termination, to be paid in equal monthly installments over the 24 months following termination. The Company will also pay the cost of Mr. Brolly’s premiums for continued participation in the Company medical hospitalization insurance program under COBRA for up to 24 months following termination, or, if doing so would cause the plans to provide discriminatory benefits, the Company will make monthly cash payments to Mr. Brolly in an amount equal to the premium payments.

If Mr. Brolly’s employment is terminated by the Company without Cause or by Mr. Brolly for Good Reason (as defined in the Employment Agreement), and such termination occurs within the Change in Control Protection Period, then, subject to a valid release of claims in favor of the Company, Mr. Brolly will be entitled to the sum of (i) two times his then-current base salary, and (ii) two times the average bonus paid to him in the three calendar years immediately preceding the Change in Control, with such total amount reduced pro-rata for each full month that has elapsed between the Change in Control and the termination. The amount will be paid in a lump sum within sixty days of termination subject to certain limited exceptions. The Company will also pay the cost of COBRA premium payments during the severance period. In connection with entering into the Employment Agreement, the Company and Mr. Brolly also agreed to terminate his existing Change in Control severance agreement. The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 99.4 and incorporated herein by reference.
Appointment of William “Wally” Wallace as Chief Financial Officer
Concurrently, the Company has appointed Mr. William “Wally” Wallace as Chief Financial Officer and Senior Executive Officer of the Company and Origin Bank, effective August 8, 2022. Mr. Wallace, 47, served as Managing Director at Raymond James & Associates, Inc. since 2011, where he was responsible for coverage of regional and community banks primarily located in the Northeast, Mid-Atlantic and Southeast United States. Prior to joining Raymond James & Associates, Inc., Mr. Wallace was an assistant vice president at FBR Capital Markets from 2006 through 2010, where he assisted in the coverage of primarily mid- and large-cap regional and super-regional banks and thrifts. Mr. Wallace began his equity research career in 2004 at BB&T Capital Markets, and he earned his B.A. from the University of Virginia and his MBA from The College of William and Mary. There are no familial relationships among Mr. Wallace and any director or executive officer of the Company. Additionally, Mr. Wallace has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Financial Officer, Mr. Wallace entered into a Change in Control Agreement with the Company, which becomes effective upon his employment with the Company on August 8, 2022. This Change in Control Agreement has a three-year initial term and automatically renews for successive one-year terms unless notice is given at least 90 days prior to the end of a term. If Mr. Wallace is terminated by the Company other than for Cause (as defined in the Change in Control Agreement) or if Mr. Wallace terminates his employment for Good Reason (as defined in the Change in Control Agreement) in the two years after a Change in Control (as defined in the Change in Control Agreement) is consummated, then Mr. Wallace will be entitled to severance benefits. In addition, if Mr. Wallace is terminated by the Company other than for Cause or if Mr. Wallace terminates his employment for Good Reason within the period commencing on the earlier of (i) the date negotiations commence leading to the consummation of a Change in Control and (ii) six months prior to the effective date of a Change in Control, then Mr. Wallace will be entitled to severance benefits. The severance benefits will consist of a lump sum cash payment equal to two times the sum of (i) Mr. Wallace’s then-current base salary and (ii) the average incentive bonus paid to Mr. Wallace within the three calendar years immediately preceding his termination. The Change in Control benefits will be paid no later than the 60th day following the later of termination of service and the effective date of a Change in Control. In addition, Mr. Wallace may not, for a period of one year following a Change in Control, solicit any of the Company’s customers, subject to certain geographic limitations, and he may not recruit or hire any person who is or was an employee in the six month period prior to termination.
The foregoing description of the Change in Control Agreement is only a summary and is qualified in its entirety by reference to the full text of the Change in Control Agreement, which is attached hereto as Exhibit 99.5 and incorporated herein by reference.
Additionally, in connection with his appointment as Chief Financial Officer, Mr. Wallace will receive an annual base salary of $475,000 and a signing bonus of $250,000 (subject to certain clawback provisions if Mr. Wallace is terminated for cause or resigns within a year of his employment with the Company). Mr. Wallace will also be eligible to participate in the Company’s (i) executive annual incentive compensation plan; (ii) executive long-term equity incentive plan; (iii) 401(k) employee retirement plan; (iv) employee stock purchase plan, and (v) health and welfare plans. Mr. Wallace will also be granted restricted stock units (“RSUs”) of the Company having a grant date fair market value of $500,000, which will be settled in shares of common stock of the Company upon vesting. The RSUs will be granted pursuant to an award agreement containing customary terms and conditions, including a five-year ratable vesting schedule, with 1/5 of the units vesting on each anniversary of the grant.
A copy of the press release announcing these organizational changes is attached hereto as Exhibit 99.6 and incorporated herein by reference.

ITEM 8.01	Other Events
On July 27, 2022, the Company issued a press release announcing that the board of directors of the Company declared a quarterly cash dividend of $0.15 per share of its common stock. The cash dividend will be paid on August 31, 2022, to stockholders of record as of the close of business on August 17, 2022. The press release is attached hereto as Exhibit 99.3, and incorporated herein by reference.
The Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company may, from time to time, purchase up to $50 million of its outstanding common stock. The shares may be repurchased in the open market or in privately negotiated transactions from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The stock repurchase program is intended to expire in three years but may be terminated or amended by the Board of Directors at any time. The stock repurchase program does not obligate the Company to purchase any shares at any time.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits.
Exhibit 99.1	Press release, dated July 27, 2022, announcing second quarter earnings
Exhibit 99.2	Presentation materials
Exhibit 99.3	Press release, dated July 27, 2022, announcing quarterly dividend
Exhibit 99.4	Stephen Brolly Employment Agreement
Exhibit 99.5	William Wallace Change in Control Agreement
Exhibit 99.6	Press Release, dated July 27, 2022, announcing appointment of William Wallace as Chief Financial Officer
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2022	ORIGIN BANCORP, INC.

By: /s/ Drake Mills
Drake Mills
Chairman, President and CEO